UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                   February 22, 2010

(DATE OF EARLIEST EVENT REPORTED)                                                       February 18, 2010

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas  77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 18, 2010, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, announced that it had entered into an underwriting agreement (the “Underwriting Agreement”)  with Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC., as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”).  The Underwriting Agreement covers a secondary offering of the Partnership’s common units owned by Boardwalk Pipelines Holding Corp. (BPHC), which indirectly wholly owns the Partnership’s general partner and is a wholly owned subsidiary of Loews Corporation, and the purchase by the Underwriters, of 10,000,000 common units (“Secondary Offered Units”) (including an option to purchase up to 1,500,000 additional common units to cover over-allotments) representing limited partner interests in the Partnership. The Underwriters are offering the Secondary Offered Units at an initial offering price to the public of $30.02 per unit.  The Secondary Offered Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-141058).  The Partnership expects the transaction to close on February 23, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
1.1
Underwriting Agreement dated as of February 18, 2010 Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC. as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Secondary Offered Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By: BOARDWALK GP, LP,
       its general partner

By: BOARDWALK GP, LLC,
       its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: February 22, 2010